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                                                                    EXHIBIT 23.1

                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in this Annual Report on Form 10-K of GalaGen Inc. of our report dated February 25, 2000, included in the 1999 Annual Report to Shareholders of GalaGen Inc.

Our audits also included the financial statement schedule of GalaGen Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

WE CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENTS
ON FORM S-8 (NOS. 333-05415, 333-05417, 333-27031 AND 333-33357) PERTAINING
TO THE GALAGEN INC. 1992 STOCK PLAN, EMPLOYEE STOCK PURCHASE PLAN, NON-STATUTORY STOCK OPTION AGREEMENTS AND 1997 INCENTIVE PLAN AND IN THE REGISTRATION STATEMENTS ON FORM S-3 (NOS. 333-71883, 333-64489 AND 333-41151) OF GALAGEN INC. AND IN THE RELATED PROSPECTUS OF OUR REPORT DATED FEBRUARY
25, 2000, WITH RESPECT TO THE FINANCIAL STATEMENTS OF GALAGEN INC. INCORPORATED BY REFERENCE IN THIS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER
31, 1999 AND THE RELATED FINANCIAL STATEMENT SCHEDULE INCLUDED HEREIN, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                          Ernst & Young LLP

Minneapolis, Minnesota
March 24, 2000

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